EXHIBIT 5.1
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                                                       LAW OFFICES

                                Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

                                                      MUSEUM TOWER
                                                 150 WEST FLAGLER STREET
                                                  MIAMI, FLORIDA 33130
                                                        _________

                                      MIAMI (305) 789-3200 _ BROWARD (954) 463-5440
                                                   FAX (305) 789-3395
                                                  WWW.STEARNSWEAVER.COM


 E. RICHARD ALHADEFF          LISHA D. HOGUE              ELIZABETH G. RICE           OWEN S. FREED
 LOUISE JACOWITZ ALLEN        ALICE R. HUNEYCUTT          GLENN M. RISSMAN            SENIOR COUNSEL
 STUART D. AMES               RICHARD B. JACKSON          ANDREW L. RODMAN
 ALEXANDER ANGUEIRA           SHARON LEE JOHNSON          KEITH E. ROUNSAVILLE       THOMAS J. QUARLES
 LAWRENCE J. BAILIN           MICHAEL I. KEYES            MIMI L. SALL                  OF COUNSEL
 ANA T. BARNETT               ROBERT T. KOFMAN            NICOLE S. SAYFIE
 PATRICK A. BARRY             CHAD K. LANG                RICHARD E. SCHATZ           DAVID M. SMITH
 SHAWN BAYNE                  FRANK J. LOPEZ              DAVID M. SEIFER           LAND USE CONSULTANT
 SUSAN FLEMING BENNETT        TERRY M. LOVELL             JOSE G. SEPULVEDA
 LISA K. BERG                 JOY SPILLIS LUNDEEN         JAY B. SHAPIRO
 MARK J. BERNET               GEOFFREY MacDONALD          MARTIN S. SIMKOVIC            TAMPA OFFICE
 HANS C. BEYER                MONA E. MARKUS              CURTIS H. SITTERSON            SUITE 2200
 RICHARD I. BLINDERMAN        BRIAN J. McDONOUGH          MARK D. SOLOV           SUNTRUST FINANCIAL CENTRE
 MATTHEW W. BUTTRICK          ANTONIO R. MENENDEZ         EUGENE E. STEARNS        401 EAST JACKSON STREET
 JENNIFER  STEARNS BUTTRICK   FRANCISCO J. MENENDEZ       THOMAS T. STEELE          TAMPA, FLORIDA 33602
 PETER L. DESIDERIO           ALISON W. MILLER            BRADFORD SWING
 MARK P. DIKEMAN              VICKI LYNN MONROE           SUSAN J. TOEPFER            (813) 223-4800
 DREW M. DILLWORTH            HAROLD D. MOOREFIELD, JR.   ANNETTE TORRES
 SHARON QUINN DIXON           JIMMY L. MORALES            DENNIS R. TURNER
 DINO A. DOYLE                JOHN N. MURATIDES           RONALD L. WEAVER           FORT LAUDERDALE OFFICE
 ALAN H. FEIN                 JOHN K. OLSON               ROBERT I. WEISSLER               SUITE 1900
 ANGELO M. FILIPPI            JEFFREY A. NORMAN           PATRICIA G. WELLES      200 EAST BROWARD BOULEVARD
 ROBERT E. GALLAGHER, JR.     KARA E. PLUNKETT            MARTIN B. WOODS       FORT LAUDERDALE, FLORIDA 33301
 CHAVA E. GENET               DAVID C. POLLACK
 LATASHA A. GETHERS           DARRIN J. QUAM
 PATRICIA K. GREEN            JOHN M. RAWICZ
 JOSEPH K. HALL               PATRICIA A. REDMOND                                       (954) 462-9500

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                                                           March 9, 2001

Alan B. Levan
Chairman of the Board, Chief Executive Officer
 and President
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

     Re:   BankAtlantic Bancorp, Inc. -
           Registration Statement on Form S-8

Dear Mr. Levan:

     As counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation"s Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,500,000 shares (the "Shares") of the Corporation's Common Stock, $0.01 per share par value, issuable by the Corporation pursuant to BankAtlantic Bancorp"s 2001 Stock Option Plan (the "Plan").


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     In  rendering   this  opinion,   we  have  assumed,   without   independent
investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Shares by the Corporation under the Plan, against payment of adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     This opinion is intended solely for the Corporation's use in connection with the registration of the Common Stock and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

     We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     STEARNS WEAVER MILLER WEISSLER
                                     ALHADEFF & SITTERSON, P.A.